Exhibit 99.B(11)

[DECHERT LLP LETTERHEAD]

June 30, 2009

Board of Trustees

ING Investors Trust

7337 East Doubletree Ranch Road

Scottsdale, Arizona 85258-2034

Re:	ING Investors Trust (File Nos. 033-23512 and 811-05629)
Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to ING Investors Trust, a Massachusetts business trust (the “Trust”), and we have a general familiarity with the Trust’s business operations, practices and procedures.  You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust, which are being registered on a Form N-14 Registration Statement (the “Registration Statement”) filed by the Trust with the U.S. Securities and Exchange Commission.  These shares are issued in connection with the acquisition of the assets of each acquired portfolio (each, an “Acquired Portfolio” and collectively, the “Acquired Portfolios”) by a corresponding acquiring portfolio (each, an “Acquiring Portfolio” and collectively, the “Acquiring Portfolios”) listed in the table below.  The Acquired Portfolios and the Acquiring Portfolios are separate series of the Trust.

Acquired Portfolios	Acquiring Portfolios

ING Lifestyle Conservative Portfolio	ING Retirement Conservative Portfolio

ING Lifestyle Moderate Portfolio	ING Retirement Moderate Portfolio

ING Lifestyle Moderate Growth Portfolio	ING Retirement Moderate Growth Portfolio

ING Lifestyle Growth Portfolio	ING Retirement Growth Portfolio

ING Lifestyle Aggressive Growth Portfolio	ING Retirement Growth Portfolio

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion.  We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the authorized shares of beneficial interest of the Acquiring Portfolios being registered under the Securities Act of 1933, as amended (“1933 Act”), in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Trust when issued in connection with the transfer of the assets of the Acquired Portfolios pursuant to the terms of the Agreements and Plans of Reorganization, a form of which is included in the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP